SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                      ___________________________________


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)  DECEMBER 21, 1995

                         Commission file number  0-2258


                             SMITHFIELD FOODS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of Incorporation)


                      0-2258                      52-0845861
              (Commission File Number)         (I.R.S. Employer
                                              Identification No.)


               501 North Church Street Smithfield, Virginia 23430
                    (Address of principal executive offices)

       Registrant's telephone number, including area code (804) 357-4321

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On December 20, 1995, Smithfield Foods, Inc. ("Smithfield Foods" or the "Company") acquired from Chiquita Brands International, Inc. ("Chiquita") all of the outstanding capital stock of John Morrell & Co. ("John Morrell"), for a total purchase price of $58 million, consisting of $25 million in cash (borrowed under the Company's $200 million revolving credit facility with a group of six banks) and the issuance of 1,094,273 shares of its common stock, par value $.50 per share. In addition, Smithfield Foods assumed all of John Morrell's liabilities. The parties determined the terms of the transaction pursuant to arms length negotiations, there having been no prior relationships between them.

    John Morrell is a large fresh pork and processed meats processor located in the Midwest, with sales of $1.4 billion in the year ended December 31, 1994. John Morrell markets a full line of processed meats primarily in the Midwest and Western U.S. under a variety of brand names, including John Morrell, Kretschmar, Tobin's First Prize, Peyton's and Dinner Bell.

    John Morrell's principal production facilities are located in Sioux Falls, South Dakota; Sioux City, Iowa; Cincinnati, Ohio; and Great Bend, Kansas. The Sioux Falls facility produces processed meats as well as fresh pork; Sioux City is a fresh pork plant; and the Cincinnati and Great Bend locations produce processed meats. The Morrell facility at Sioux Falls slaughters 17,000 hogs per day and the facility at Sioux City slaughters 13,000 per day. John Morrell also operates a spice plant in Chicago, Illinois.

   Smithfield Foods will maintain Morrell as a separate subsidiary. John O. Nielson, President and Chief Operating Officer of Smithfield Foods, will assume the additional duties of Chairman and Chief Executive Officer of John Morrell. Joseph B. Sebring will continue as President and Chief Operating Officer of John Morrell and will report to Mr. Nielson, who from 1983 to 1989 served at John Morrell in various management positions, including President and Chief
Operating Officer from April 1988 to June 1989.

   Smithfield Foods is a leading hog producer, pork processor and fresh pork and processed meats marketer with significant market presence in the Mid-Atlantic and Southeast and increasing market positions in other regions of the United States. The Company's brands include Smithfield, Smithfield Lean Generation Pork, Gwaltney, Patrick Cudahy, Luter's, Esskay, Hamilton's, Valleydale, Mash's, Jamestown, Realean, Patrick's Pride and Great. Smithfield Foods had sales of $1.5 billion in the fiscal year ended April 30, 1995.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

        It is impracticable for the registrant to file the financial statements required by this Item 7(a) at the time of filing of this Current Report on Form 8-K; the registrant expects to file such financial statements by amendment on or before February 1, 1996, and in any case within 60 days from the date of filing of this report.

     (b) PRO FORMA FINANCIAL INFORMATION.

        It is impracticable for the registrant to file the financial statements required by this Item 7(b) at the time of filing of this Current Report on Form 8-K; the registrant expects to file such financial statements by amendment on or before February 1, 1996, and in any case within 60 days from the date of filing of this report.

     (c) EXHIBITS

        The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-K.

        2.1 Stock Purchase Agreement dated as of December 20, 1995, between Smithfield Foods, Inc. as Purchaser and Chiquita Brands International, Inc. as Seller, relating to All Issued and Outstanding Shares of Capital Stock of John Morrell & Co. (exhibits and schedules omitted).

        2.2 Registration Rights Agreement dated as of December 20, 1995, between Smithfield Foods, Inc. and Chiquita Brands International, Inc.

        2.3 Indemnification Agreement dated as of December 20, 1995, between Chiquita Brands International, Inc. and John Morrell & Co.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SMITHFIELD FOODS, INC.



                                   /s/ Aaron D. Trub
                                   Aaron D. Trub
                                   Vice President, Secretary and
                                   Treasurer


Date:  January 4, 1996